Exhibit 99.1

21ST CENTURY ONCOLOGY HOLDINGS, INC.

21st Century Oncology Contact:	Investor Contact:
LeAnne M. Stewart	The Ruth Group
Chief Financial Officer	Nick Laudico
239-931-7281	646-536-7030
leanne.stewart@21co.com	nlaudico@theruthgroup.com

Brandon Vazquez
646-536-7032
bvazquez@theruthgroup.com

21ST CENTURY ONCOLOGY HOLDINGS INC. REPORTS FIRST AND SECOND QUARTER 2016 FINANCIAL RESULTS

FORT MYERS, FL, September 20, 2016 — 21st Century Oncology Holdings, Inc. (“21C” or the “Company”), the leading global provider of integrated cancer care (ICC) services, announced today its financial results for the first and second quarters of 2016.

First Quarter 2016

Total revenues for the first quarter of 2016 were $270.3 million, a decline of 1.9% as compared to total revenues of $275.6 million for the same period in the prior year. Net patient service revenue in our ICC line of business declined $2.9 million, or 3.2%, as compared to the same period in the prior year predominantly due to the conversion of our Jacksonville medical oncology group to a professional services agreement (PSA) with the University of Florida, whereby the Company will invoice for chemotherapy administration only, eliminating the drug portion. In addition, our international net patient service revenue declined $3.3 million, or 12.3%, as compared to the same period in the prior year due to the devaluation in the Argentine Peso. Constant currency international revenue growth was approximately 33.3%, or $7.2 million, quarter over quarter.

Net income for the first quarter of 2016 was $2.6 million as compared to a net loss of $14.4 million for the same period in the prior year. The improvement in net income resulted primarily from a $12.6 million gain on the contribution of a radiation facility to a health system joint venture and changes in fair value measurements of $4.7 million.

Adjusted EBITDA in the first quarter of 2016 was $39.0 million, or 14.4% of total revenues, as compared to $42.3 million, or 15.3% of total revenues, in the first quarter of 2015. The contributors to the adjusted EBITDA decline were a $5.3 million reduction in revenue offset by a $6.3 million decrease in salaries and benefits. In addition, a net increase in medical supply expense of $1.2 million occurred in the first quarter of 2016 as compared to the first quarter of 2015.  This increase was the result of the expansion of medical oncology in SFRO locations, offset to some degree by a reduction in medical supply cost as a result of converting the

Jacksonville medical oncology group to a PSA. Further contributors to the adjusted EBITDA reduction were an increase in other operating and general and administrative costs of $3.5 million offset by a reduction in cash distributions to non-controlling interests of $0.8 million.

Total radiation oncology treatment plans increased 0.2% in the first quarter of 2016 as compared to the same period in the prior year, and same market radiation oncology treatment plans increased 0.7% for the first quarter of 2016 as compared to the same period in the prior year.

Total radiation oncology treatments per day during the first quarter of 2016 declined 3.0% as compared to the same period in 2015 due to the closing of our Bronx-Lebanon and Riverhead centers as well as the transition of our Greenville, North Carolina radiation center to an unconsolidated health system joint venture. Same market radiation oncology treatments per day for the first quarter of 2016 declined 1.5% as compared to the same period in 2015. As previously disclosed, the Company has experienced a decrease in treatments per case for breast and some newly diagnosed lung cancers as a result of advances in hypo-fractionated external beam radiotherapy and stereotactic radiosurgery.

Net patient service revenue per radiation oncology treatment increased 1.8% in the first quarter of 2016 as compared to the same period in the prior year and same market net patient service revenue per radiation oncology treatment increased 0.2% in the first quarter of 2016 as compared to the same period in the prior year.  While this change is insignificant, on a same market basis, there are a number of factors affecting this rate, comparatively.  The simulation code bundling that was implemented in July 2015 reduced our rate by 1.6% for the first quarter of 2016 as compared to the same period in the prior year.  In addition, the net effect of the 2016 Final Rule on the Physician Fee Schedule reduced our rate by 1.4% for the first quarter of 2016 as compared to the same period in the prior year.  A further rate reduction of 0.4% occurred in the first quarter of 2016 as compared to the same period in the prior year as a result of not achieving the meaningful use criteria for electronic health records.  Offsetting these reductions in revenue was a 1.0% increase in our rate for the first quarter of 2016 as compared to the same period in 2015 as a result of the SFRO facilities being added to the existing 21C commercial insurance fee schedules.  Finally, our rate in the first quarter of 2015 as compared to the first quarter of 2016 was negatively affected 2.6% by uncertainties driven by the newly issued IMRT G codes.

The number of open cases in our international line of business in the first quarter of 2016 increased 10.5% as compared to the same period in the prior year.  Due to devaluation in the Argentine Peso, revenue per radiation oncology case declined 20.6% for the first quarter of 2016 as compared to the same period in the prior year.  In constant currency, our international revenue per open case increased by approximately 12.7%.

Second Quarter 2016 Results

Total revenues for the second quarter of 2016 were $258.4 million, a decline of 7.1% as compared to total revenues of $278.2 million for the same period in the prior year. Net patient service revenue in our domestic freestanding line of business declined $12.9 million, or 8.1%, as compared to the same period in the prior year.  This decline was driven by a 4.7% decline in total radiation oncology treatments per day and a 3.5% decline in net patient service revenue per radiation oncology treatment for the second quarter of 2016 as compared to the same period in the prior year. Net patient service revenue in our ICC line of business declined $5.1 million, or 5.8%, as compared to the same period in the prior year predominantly due to the conversion of our Jacksonville medical oncology group to a professional services agreement (PSA) with the University of Florida. Our international net patient service revenue declined $1.4 million, or 4.7%, as compared to the same period in the prior year due to the devaluation in the Argentine Peso. Constant currency international revenue growth was approximately 37%, or $10.0 million, quarter over quarter.  In addition, our net patient service revenue professional services declined $0.6 million in the second quarter 2016 as compared to the same period in the prior year.

Net loss for the second quarter of 2016 was $17.1 million as compared to a net loss of $64.2 million for the same period in the prior year. The improvement in net loss resulted primarily from a $9.7 million reduction in salaries and benefits, a $7.7 million reduction in general and administrative expenses and changes in fair value measurements of $14.7 million for the second quarter 2016 as compared to the same period in 2015.  In addition, the second quarter of 2015 included a $37.4 million expense associated with the early extinguishment of debt. These amounts were offset by a $19.8 million decline in total revenues in the second quarter of 2016 as compared to the second quarter of 2015, a $1.8 million impairment loss in the second quarter of 2016 and a $1.4 million gain on insurance recoveries in the second quarter of 2015.

Adjusted EBITDA in the second quarter of 2016 was $33.4 million, or 12.9% of total revenues, as compared to $46.2 million, or 16.6% of total revenues, in the second quarter of 2015. The contributors to the adjusted EBITDA decline were a $19.8 million reduction in revenue offset by a $9.7 million decrease in salaries and benefits, and an increase of $2.7 million in other operating expenses.

Total radiation oncology treatment plans decreased 4.8% in the second quarter of 2016 as compared to the same period in the prior year, and same market radiation oncology treatment plans decreased 3.2% for the second quarter of 2016 as compared to the same period in the prior year.

Total radiation oncology treatments per day during the second quarter of 2016 declined 4.7% as compared to the same period in 2015 due to the closing of our Bronx-Lebanon and Riverhead centers as well as the conversion of our Greenville, North Carolina radiation center to an unconsolidated health system joint venture in January 2016.  Same market radiation oncology treatments per day for the second quarter of 2016 declined 3.1% as compared to the same period in 2015.

Net patient service revenue per radiation oncology treatment decreased 3.5% in the second quarter of 2016 as compared to the same period in the prior year and same market net patient service revenue per radiation oncology treatment decreased 3.6% in the second quarter of 2016 as compared to the same period in the prior year. The simulation code bundling that was implemented in July 2015 reduced our rate by 1.4% for the second quarter of 2016 as compared to the same period in the prior year. In addition, the net effect of the 2016 Final Rule on the Physician Fee Schedule reduced our rate by 1.4% for the second quarter of 2016 as compared to the same period in the prior year. A rate reduction of 0.4% occurred in the second quarter of 2016 as compared to the same period in the prior year as a result of not achieving the meaningful use criteria for electronic health records.  Our rate in the second quarter of 2015 as compared to the second quarter of 2016 was negatively affected 2.6% by uncertainties driven by the newly issued IMRT G codes. Offsetting these rate reductions was a 1.7% increase in our rate for the second quarter of 2016 as compared to the same period in 2015 as a result of the SFRO facilities being added to the existing 21C commercial insurance fee schedules.

The number of open cases in our international line of business in the second quarter of 2016 increased 7.8% as compared to the same period in the prior year. Due to devaluation in the Argentine Peso, revenue per radiation oncology case declined 11.6% for the second quarter of 2016 as compared to the same period in the prior year.  In constant currency, our international revenue per open case increased by approximately 17.0%.

Management Transition and Success with First Capital Event

On September 9, 2016, 21st Century Oncology announced that the Company has appointed William R. Spalding as President and Chief Executive Officer of the Company, effective as of such date and that Dr. Daniel E. Dosoretz will continue to serve as a member of the Company’s board of directors and senior physician.

The Company also announced, on September 9, 2016 that Canada Pension Plan Investment Board (CPPIB), a professional investment management organization, has purchased an additional $25 million of preferred stock in the company.

Bill Spalding, President and Chief Executive Officer, commented, “Dr. Dosoretz led the development of a remarkable organization that today has unparalleled size, scale and relevance in the delivery of academic-quality, integrated cancer care.  Our integrated business model is a distinct advantage, and positions the Company to succeed in the current health care environment.  The Company’s unwavering commitment to providing patients with high-quality, efficient care remains unchanged.”

“Mr. Spalding continued, “I’m grateful to CPPIB for their continued commitment to 21st Century Oncology.”

Earnings Conference Call

The Company will host a conference call on Thursday, September 29, 2016 at 2:00 p.m. Eastern Time, during which management will discuss the financial results of the first and second quarters of 2016.  The conference call and replay of the conference call may be accessed as follows:

Dial-in numbers: 877-407-9039 (Domestic); 201-689-8470 (International)

Replay Dial-in Numbers (Available until October 13, 2016): 877-870-5176 (Domestic); 858-384-5517 (International); Replay Pin Number: 13645618

A live webcast and webcast replay of the call will also be available from the Events section of the corporate website at www.21co.com.

About 21st Century Oncology Holdings, Inc.

21st Century Oncology Holdings, Inc. is the largest global provider of integrated cancer care services. The Company offers a comprehensive range of cancer treatment services, focused on delivering academic quality, cost-effective patient care in personal and convenient settings. As of June 30, 2016, the Company operated 183 treatment centers, including 147 centers located in 17 U.S. states and 36 centers located in seven countries in Latin America.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, state and federal investigations, claims and litigation matters, decreases in payments by managed care organizations and other commercial payers, liquidity, leverage ratios and compliance with other debt covenants  and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31,	December 31,
	2016	2015
	(unaudited)	(a)
ASSETS
Current assets:
Cash and cash equivalents	$72,403	$65,211
Restricted cash	196	195
Marketable securities	1,041	1,078
Accounts receivable, net	146,436	122,355
Prepaid expenses	8,077	7,822
Inventories	3,440	3,918
Income tax receivable	4,174	4,966
Other	15,843	15,732
Total current assets	251,610	221,277

Equity investments in joint ventures	14,874	1,214
Property and equipment, net	242,005	238,585
Real estate subject to finance obligation	12,768	12,631
Goodwill	492,896	498,680
Intangible assets, net	66,671	70,115
Embedded derivative & other financial instrument features of Series A convertible redeemable preferred stock	21,407	17,883
Other assets	41,394	41,588
Deferred income taxes	1,850	1,888
Total assets	$1,145,475	$1,103,861

LIABILITIES AND DEFICIT

Current liabilities:
Accounts payable	$73,617	$59,888
Accrued expenses	84,625	111,653
Income taxes payable	1,923	2,501
Current portion of long-term debt	1,094,066	1,023,877
Current portion of finance obligation	276	283
Other current liabilities	14,602	14,265
Total current liabilities	1,269,109	1,212,467
Long-term debt, less current portion	34,007	49,233
Finance obligation, less current portion	13,567	13,318
Embedded derivative & other financial instrument features of Series A convertible redeemable preferred stock	21,110	19,911
Other long-term liabilities	69,878	70,928
Deferred income taxes	4,477	3,887
Total liabilities	1,412,148	1,369,744

Series A convertible redeemable preferred stock, $0.001 par value, $1,000 stated value, 3,500,000 authorized, 385,000 issued and outstanding at March 31, 2016 and December 31, 2015	409,332	389,514
Noncontrolling interests - redeemable	19,955	19,233

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,000,000 shares authorized 1,059 shares issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Additional paid-in capital	559,967	579,920
Retained deficit	(1,225,473)	(1,226,298)
Accumulated other comprehensive loss, net of tax	(57,498)	(54,574)
Total 21st Century Oncology Holdings, Inc. shareholder’s deficit	(723,004)	(700,952)
Noncontrolling interests - nonredeemable	27,044	26,322
Total deficit	(695,960)	(674,630)
Total liabilities and deficit	$1,145,475	$1,103,861

(a)  Derived from audited financial statements

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Revenues:
Net patient service revenue	$250,784	$254,255
Management fees	14,631	15,870
Other revenue	4,883	5,508
Total revenues	270,298	275,633

Expenses:
Salaries and benefits	140,098	146,959
Medical supplies	27,510	26,291
Facility rent expenses	17,342	16,821
Other operating expenses	16,104	14,948
General and administrative expenses	29,373	28,974
Depreciation and amortization	21,120	22,132
Provision for doubtful accounts	4,696	4,313
Interest expense, net	24,619	25,687
Other gains and losses	(12,629)	(384)
Fair value measurements	(2,534)	2,153
Loss on foreign currency transactions	71	238
Total expenses	265,770	288,132

Income (loss) before income taxes and equity interest in net income of joint ventures	4,528	(12,499)
Income tax expense	2,259	1,933

Net income (loss) before equity interest in net income of joint ventures	2,269	(14,432)
Equity interest in net income of joint ventures, net of tax	352	24
Net income (loss)	2,621	(14,408)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(1,796)	(2,259)

Net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder	825	(16,667)

Other comprehensive loss, net of tax:
Unrealized loss on foreign currency translation	(3,173)	(2,193)
Other comprehensive loss	(3,173)	(2,193)

Comprehensive loss	(552)	(16,601)
Comprehensive income attributable to noncontrolling interests- redeemable and non-redeemable	(1,547)	(1,952)
Comprehensive loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(2,099)	$(18,553)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities
Net income (loss)	$2,621	$(14,408)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	21,120	22,132
Deferred rent expense	97	165
Deferred income taxes	415	(437)
Stock-based compensation	—	1
Provision for doubtful accounts	4,696	4,313
Gain on the sale/disposal of property and equipment	—	(384)
Gain on the contribution of a radiation facility to a joint venture	(12,629)	—
Loss on foreign currency transactions	25	141
Fair value adjustment of earn-out liabilities	1	460
Fair value adjustment of embedded derivatives and other financial instruments	(2,535)	1,693
Amortization of debt discount	475	446
Amortization of loan costs	1,034	1,455
Paid in kind interest on notes payable	393	—
Equity interest in net income of joint ventures, net of tax	(352)	(24)
Distribution received from unconsolidated joint ventures	—	53
Changes in operating assets and liabilities:
Accounts receivable and other current assets	(33,244)	(22,445)
Prepaid expenses and other assets	958	623
Inventories	547	183
Accounts payable	5,511	4,106
Accrued deferred compensation	366	393
Income taxes payable	52	1,048
Accrued expenses / other liabilities	(26,239)	23,105

Net cash (used in) provided by operating activities	(36,688)	22,619

Cash flows from investing activities
Purchase of property and equipment	(12,259)	(12,199)
Acquisition of medical practices	(129)	(25,965)
Change in restricted cash associated with medical practice acquisitions	(1)	(815)
Proceeds from the sale of equity interest in a joint venture	6,170	—
Purchase of joint venture interests	(502)	—
Proceeds from the sale of property and equipment	29	1,103
Loans to employees	(35)	(117)
Purchase of company owned life insurance policies	(394)	(321)
Change in other assets and other liabilities	194	(62)

Net cash used in investing activities	(6,927)	(38,376)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from financing activities
Proceeds from issuance of debt	60,033	2,863
Principal repayments of debt	(8,789)	(9,901)
Repayments of finance obligation	(52)	(84)
Proceeds from issuance of noncontrolling interest	—	743
Proceeds from noncontrolling interest holders - redeemable and non-redeemable	—	3,230
Purchase of noncontrolling interest - non-redeemable	—	(1,233)
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(214)	(964)
Payments for contingent considerations	(149)	—

Net cash provided by (used in) financing activities	50,829	(5,346)

Effect of exchange rate changes on cash and cash equivalents	(22)	(6)

Net increase (decrease) in cash and cash equivalents	7,192	(21,109)
Cash and cash equivalents, beginning of period	65,211	99,082

Cash and cash equivalents, end of period	$72,403	$77,973

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Total Revenue and Adjusted EBITDA to Net Loss Attributable

to 21st Century Oncology Holdings, Inc. Shareholder

	Three Months Ended
	March 31,
(in thousands):	2016	2015

Total revenues	$270,298	$275,633

Net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder	$825	$(16,667)
Income tax expense	2,259	1,933
Interest expense, net	24,619	25,687
Depreciation and amortization	21,120	22,132
Gain on the contribution of a radiation facility to a joint venture	(12,629)	—
Fair value adjustment of earn-out liabilities	1	460
Fair value adjustment of embedded derivatives and other financial instruments	(2,535)	1,693
Net income attributable to noncontrolling interests, net of cash distributions	1,582	1,295
Other expenses (a)	1,703	1,937
Non-cash expenses (b)	840	1,011
Sale-lease back adjustments (c)	(289)	(449)
Acquisition-related costs (d)	632	1,310
Litigation matters (e)	866	1,941

Adjusted EBITDA (1)	$38,994	$42,283

Adjusted EBITDA as a percentage of total revenues	14.4%	15.3%

(1) Adjusted EBITDA, as defined in our Credit Agreement, dated as of April 30, 2015, is calculated as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle/closed radiation therapy treatment facilities.

(a) Other expenses include management fees accrued to our sponsor, Vestar Capital Partners, loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement. Expenses related to the costs associated with the Company’s tradename and rebranding initiatives and expenses associated with idle/closed radiation therapy facilities, costs associated with the CMS Medicare freeze and costs associated with the restatement process.

(b) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(c) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(d) Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(e) Litigation matters relate to loss contingency reserves related to the Medicare investigative matters and costs associated with the termination of physicians.

We believe the Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies as these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended
	March 31,		%
	2016	2015	Change
Operating Metrics
Number of operating days	64	63	1.6%

Domestic
Radiation oncology treatment plans (total) (1)	9,369	9,352	0.2%

Radiation oncology treatments per day (total)	3,276	3,378	-3.0%

Net patient service revenue per radiation oncology treatment (total)	$752	$739	1.8%

Radiation oncology treatment plans (same market) (1),(2)	9,236	9,169	0.7%

Radiation oncology treatments per day (same market) (2)	3,258	3,308	-1.5%

Net patient service revenue per radiation oncology treatment (same market) (2)	$747	$745	0.2%

International
Total number of open cases	4,974	4,501	10.5%

Revenue per radiation oncology case	$4,766	$6,003	-20.6%

	Three Months Ended
	March 31,		%
	2016	2015	Change
Revenue Details
Net patient service revenue per Consolidated Statements of Operations and Comprehensive Loss	$250,784	$254,255
Less net patient service revenue ICC	(86,619)	(89,469)
Less net patient service revenue professional services	(1,969)	(1,944)
Plus net patient service revenue unconsolidated MSAs (3)	19,255	21,504
Less international net patient service revenue	(23,708)	(27,020)

Domestic freestanding net patient service revenue	$157,743	$157,326	0.3%

	March 31,
	2016	2015
Center Details
Radiation therapy centers - freestanding (domestic)	135	133
Radiation therapy centers - freestanding (international)	36	36
Radiation therapy centers - professional / other	12	11

Total radiation therapy centers	183	180

(1) Total radiation oncology treatment plans represent the number of prescriptions issued by the physicians to start the treatment process.

(2) Same market is defined as markets that have been open in excess of 12 months. This includes in-market acquisitions and conversion of existing professional only relationships to freestanding.

(3) Medical services agreement

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30,	December 31,
	2016	2015
	(unaudited)	(a)
ASSETS
Current assets:
Cash and cash equivalents	$52,206	$65,211
Restricted cash	307	195
Marketable securities	1,080	1,078
Accounts receivable, net	128,715	122,355
Prepaid expenses	8,029	7,822
Inventories	3,418	3,918
Income tax receivable	5,285	4,966
Other	15,298	15,732
Total current assets	214,338	221,277

Equity investments in joint ventures	15,328	1,214
Property and equipment, net	230,748	238,585
Real estate subject to finance obligation	13,997	12,631
Goodwill	492,143	498,680
Intangible assets, net	61,937	70,115
Embedded derivative & other financial instrument features of Series A convertible redeemable preferred stock	33,284	17,883
Other assets	40,946	41,588
Deferred income taxes	2,119	1,888
Total assets	$1,104,840	$1,103,861

LIABILITIES AND DEFICIT

Current liabilities:
Accounts payable	$67,398	$59,888
Accrued expenses	68,488	111,653
Income taxes payable	2,680	2,501
Current portion of long-term debt	1,102,452	1,023,877
Current portion of finance obligation	269	283
Other current liabilities	11,430	14,265
Total current liabilities	1,252,717	1,212,467
Long-term debt, less current portion	24,899	49,233
Finance obligation, less current portion	14,903	13,318
Embedded derivative & other financial instrument features of Series A convertible redeemable preferred stock	22,212	19,911
Other long-term liabilities	70,971	70,928
Deferred income taxes	4,953	3,887
Total liabilities	1,390,655	1,369,744

Series A convertible redeemable preferred stock, $0.001 par value, $1,000 stated value, 3,500,000 authorized, 385,000 issued and outstanding at June 30, 2016 and December 31, 2015	429,966	389,514
Noncontrolling interests - redeemable	19,825	19,233

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,000,000 shares authorized 1,059 shares issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Additional paid-in capital	539,093	579,920
Retained deficit	(1,243,855)	(1,226,298)
Accumulated other comprehensive loss, net of tax	(57,809)	(54,574)
Total 21st Century Oncology Holdings, Inc. shareholder’s deficit	(762,571)	(700,952)
Noncontrolling interests - nonredeemable	26,965	26,322
Total deficit	(735,606)	(674,630)
Total liabilities and deficit	$1,104,840	$1,103,861

(a)  Derived from audited financial statements

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues:
Net patient service revenue	$238,685	$257,854	$489,469	$512,109
Management fees	14,643	15,211	29,274	31,081
Other revenue	5,055	5,148	9,938	10,656
Total revenues	258,383	278,213	528,681	553,846

Expenses:
Salaries and benefits	137,653	147,397	277,751	294,356
Medical supplies	24,494	24,774	52,004	51,065
Facility rent expenses	17,522	17,017	34,864	33,838
Other operating expenses	15,567	16,095	31,671	31,043
General and administrative expenses	36,353	44,061	65,726	73,035
Depreciation and amortization	20,973	22,204	42,093	44,336
Provision for doubtful accounts	3,964	3,753	8,660	8,066
Interest expense, net	25,583	24,378	50,202	50,065
Other gains and losses	(551)	(1,283)	(13,180)	(1,667)
Impairment loss	1,825	—	1,825	—
Early extinguishment of debt	—	37,390	—	37,390
Fair value measurements	(10,255)	4,452	(12,789)	6,605
Loss (gain) on foreign currency transactions	234	(34)	305	204
Total expenses	273,362	340,204	539,132	628,336

Loss before income taxes and equity interest in net income of joint ventures	(14,979)	(61,991)	(10,451)	(74,490)
Income tax expense	2,542	2,414	4,801	4,347

Net loss before equity interest in net income of joint ventures	(17,521)	(64,405)	(15,252)	(78,837)
Equity interest in net income of joint ventures, net of tax	455	188	807	212
Net loss	(17,066)	(64,217)	(14,445)	(78,625)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(1,316)	(1,821)	(3,112)	(4,080)

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	(18,382)	(66,038)	(17,557)	(82,705)

Other comprehensive loss, net of tax:
Unrealized loss on foreign currency translation	(823)	(1,806)	(3,996)	(3,999)
Other comprehensive loss	(823)	(1,806)	(3,996)	(3,999)

Comprehensive loss	(17,889)	(66,023)	(18,441)	(82,624)
Comprehensive income attributable to noncontrolling interests- redeemable and non-redeemable	(804)	(1,580)	(2,351)	(3,532)

Comprehensive loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(18,693)	$(67,603)	$(20,792)	$(86,156)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2016	2015
Cash flows from operating activities
Net loss	$(14,445)	$(78,625)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	42,093	44,336
Deferred rent expense	144	379
Deferred income taxes	1,061	(809)
Stock-based compensation	—	5
Provision for doubtful accounts	8,660	8,066
Gain on the sale/disposal of property and equipment	(34)	(303)
Gain on the contribution of a radiation facility to a joint venture	(12,629)	—
Impairment loss	1,825	—
Early extinguishment of debt	—	37,390
Debt modification costs	197	—
Loss on foreign currency transactions	227	38
Fair value adjustment of earn-out liabilities	1	(530)
Fair value adjustment of embedded derivatives and other financial instruments	(12,790)	7,135
Amortization of debt discount	947	746
Amortization of loan costs	2,095	2,630
Paid in kind interest on notes payable	795	—
Equity interest in net income of joint ventures, net of tax	(807)	(212)
Distribution received from unconsolidated joint ventures	—	106
Changes in operating assets and liabilities:
Accounts receivable and other current assets	(25,282)	(34,636)
Prepaid expenses and other assets	1,228	(1,003)
Inventories	468	124
Accounts payable	10,864	3,556
Accrued deferred compensation	799	686
Income taxes payable	(1,030)	346
Accrued expenses / other liabilities	(39,844)	23,533

Net cash (used in) provided by operating activities	(35,457)	12,958

Cash flows from investing activities
Purchase of property and equipment	(20,195)	(25,753)
Acquisition of medical practices	(129)	(29,258)
Change in restricted cash associated with medical practice acquisitions	(112)	4,040
Proceeds from the sale of equity interest in a joint venture	6,170	—
Purchase of joint venture interests	(502)	—
Proceeds from the sale of property and equipment	123	1,122
(Loans to) repayments from employees	(191)	160
Purchase of company owned life insurance policies	(656)	(670)
Change in other assets and other liabilities	113	(156)

Net cash used in investing activities	(15,379)	(50,515)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2016	2015

Cash flows from financing activities
Proceeds from issuance of debt	60,789	970,618
Principal repayments of debt	(19,264)	(911,717)
Repayments of finance obligation	(108)	(136)
Proceeds from issuance of noncontrolling interest	—	743
Proceeds from noncontrolling interest holders - redeemable and non-redeemable	—	3,230
Purchase of noncontrolling interest - non-redeemable	—	(1,233)
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(1,407)	(2,022)
Payments for contingent considerations	(149)	(8,537)
Payment of call premium on long-term debt	—	(24,877)
Payment of debt modifcation costs	(197)	—
Payments of loan costs	(1,811)	(25,626)

Net cash provided by financing activities	37,853	443

Effect of exchange rate changes on cash and cash equivalents	(22)	(10)

Net decrease in cash and cash equivalents	(13,005)	(37,124)
Cash and cash equivalents, beginning of period	65,211	99,082

Cash and cash equivalents, end of period	$52,206	$61,958

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Total Revenue and Adjusted EBITDA to Net Loss Attributable

to 21st Century Oncology Holdings, Inc. Shareholder

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands):	2016	2015	2016	2015

Total revenues	$258,383	$278,213	$528,681	$553,846

Net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder	$(18,382)	$(66,038)	$(17,557)	$(82,705)
Income tax expense	2,542	2,414	4,801	4,347
Interest expense, net	25,583	24,378	50,202	50,065
Depreciation and amortization	20,973	22,204	42,093	44,336
Gain on the contribution of a radiation facility to a joint venture	—	—	(12,629)	—
Gain on BP settlement	(517)	—	(517)	—
Impairment loss	1,825	—	1,825	—
Early extinguishment of debt	—	37,390	—	37,390
Fair value adjustment of earn-out liabilities	—	(990)	1	(530)
Fair value adjustment of embedded derivatives and other financial instruments	(10,255)	5,442	(12,790)	7,135
Net income attributable to noncontrolling interests, net of cash distributions	123	763	1,705	2,058
Other expenses (a)	2,232	2,008	3,735	3,945
Non-cash expenses (b)	793	1,338	1,633	2,349
Sale-lease back adjustments (c)	(292)	(315)	(582)	(764)
Acquisition-related costs (d)	358	1,069	990	2,379
Litigation matters (e)	386	16,578	1,252	18,519
Expenses associated with debt/waiver amendments and restatement of previously issued financial statements (f)	7,981	—	8,181	—

Adjusted EBITDA (1)	$33,350	$46,241	$72,343	$88,524

Adjusted EBITDA as a percentage of total revenues	12.9%	16.6%	13.7%	16.0%

(1) Adjusted EBITDA, as defined in our Credit Agreement, dated as of April 30, 2015, is calculated as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle/closed radiation therapy treatment facilities.

(a) Other expenses include management fees accrued to our sponsor, Vestar Capital Partners, loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement. Expenses related to the costs associated with the Company’s tradename and rebranding initiatives and expenses associated with idle/closed radiation therapy facilities, costs associated with the CMS Medicare freeze and costs associated with the restatement process.

(b) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(c) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(d) Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(e) Litigation matters relate to loss contingency reserves related to the Medicare investigative matters and costs associated with the termination of physicians.

(f) Expenses associated with debt/waiver amendments and accounting, legal and consulting fees associated with the restatement of previously issued financial statements.

We believe the Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies as these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc.  shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2016	2015	Change	2016	2015	Change
Operating Metrics
Number of operating days	64	64	0.0%	128	127	0.8%

Domestic
Radiation oncology treatment plans (total) (1)	8,854	9,297	-4.8%	18,223	18,649	-2.3%

Radiation oncology treatments per day (total)	3,140	3,296	-4.7%	3,208	3,337	-3.9%

Net patient service revenue per radiation oncology treatment (total)	$731	$758	-3.5%	$742	$749	-0.9%

Radiation oncology treatment plans (same market) (1),(2)	8,829	9,122	-3.2%	18,065	18,291	-1.2%

Radiation oncology treatments per day (same market) (2)	3,140	3,242	-3.1%	3,199	3,275	-2.3%

Net patient service revenue per radiation oncology treatment (same market) (2)	$729	$757	-3.6%	$738	$747	-1.1%

International
Total number of open cases	4,987	4,626	7.8%	9,961	9,127	9.1%

Revenue per radiation oncology case	$5,521	$6,248	-11.6%	$5,144	$6,127	-16.0%

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2016	2015	Change	2016	2015	Change
Revenue Details
Net patient service revenue per Consolidated Statements of Operations and Comprehensive Loss	$238,685	$257,854		$489,469	$512,109
Less net patient service revenue ICC	(81,842)	(86,893)		(168,461)	(176,362)
Less net patient service revenue professional services	(1,863)	(2,416)		(3,832)	(4,360)
Plus net patient service revenue unconsolidated MSAs (3)	19,551	20,294		38,806	41,798
Less international net patient service revenue	(27,534)	(28,905)		(51,242)	(55,925)

Domestic freestanding net patient service revenue	$146,997	$159,934	-8.1%	$304,741	$317,259	-3.9%

	June 30,
	2016	2015
Center Details
Radiation therapy centers - freestanding (domestic)	135	136
Radiation therapy centers - freestanding (international)	36	35
Radiation therapy centers - professional / other	12	12

Total radiation therapy centers	183	183

(1)         Total radiation oncology treatment plans represent the number of prescriptions issued by the physicians to start the treatment process.

(2)         Same market is defined as markets that have been open in excess of 12 months.  This includes in-market acquisitions and conversion of existing professional only relationships to freestanding.

(3)         Medical services agreement

Additional Supplemental Financial Information

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Restated Total Pro-forma Revenue and Pro-forma Adjusted EBITDA to Prior Reported

	Three Months Ended		Three Months Ended
	September 30,		September 30,
	2015		2015
(in thousands):	Prior Reported	Adjustments	Restated

Total revenues	$257,985	$4,272	$262,257
Pro-forma full period effect of acquisitions	169	—	169
Total pro-forma revenues	$258,154	$4,272	$262,426

Net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder	$(56,904)	$(872)	$(57,776)
Income tax expense	1,152	1,699	2,851
Interest expense, net	23,724	47	23,771
Depreciation and amortization	22,479	(40)	22,439
Gain on BP settlement	(5,796)	—	(5,796)
Fair value adjustment of earn-out liabilities	(3,723)	3,735	12
Fair value adjustment of embedded derivatives and other financial instruments	2,363	(576)	1,787
Net income attributable to noncontrolling interests, net of cash distributions	408	72	480
Other expenses (b)	2,200	—	2,200
Non-cash expenses (c)	782	162	944
Sale-lease back adjustments (d)	4	—	4
Acquisition-related costs (e)	1,128	—	1,128
Litigation matters (f)	39,256	—	39,256
Pro-Forma full period effect of acquisition EBITDA (a)	117	—	117

Pro-Forma Adjusted EBITDA (1)	$27,190	$4,227	$31,417

Pro-Forma Adjusted EBITDA as a percentage of total pro-forma revenues	10.5%	1.4%	12.0%

(1) Pro-Forma Adjusted EBITDA, as defined in our Credit Agreement, dated as of April 30, 2015, is calculated as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle/closed radiation therapy treatment facilities.

(a) Pro-forma amounts related to adjustments to total revenues and Pro-forma Adjusted EBITDA to reflect the full period effect of our acquisitions and Value Added Services contracts completed during 2015.  The adjustments reflect the impact to our total revenues and Pro-forma Adjusted EBITDA as if the acquisitions and Value Added Services contracts had occurred at the beginning of the year.

(b) Other expenses include management fees accrued to our sponsor, Vestar Capital Partners, loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement. Expenses related to the costs associated with the Company’s tradename and rebranding initiatives and expenses associated with idle/closed radiation therapy facilities, costs associated with the CMS Medicare freeze and costs associated with the restatement process.

(c) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(d) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(e) Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(f) Litigation matters relate to loss contingency reserves related to the Medicare investigative matters and costs associated with the termination of physicians.

We believe the Pro-Forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies as these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Pro-Forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Pro-Forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-Forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-Forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Restated Total Revenue and Adjusted EBITDA to Prior Reported

	Three Months Ended		Three Months Ended
	June 30,		June 30,
	2015		2015
(in thousands):	Prior Reported	Adjustments	Restated

Total revenues	$285,209	$(6,996)	$278,213

Net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder	$(64,538)	$(1,500)	$(66,038)
Income tax expense	3,088	(674)	2,414
Interest expense, net	24,326	52	24,378
Depreciation and amortization	22,242	(38)	22,204
Early extinguishment of debt	37,390	—	37,390
Fair value adjustment of earn-out liabilities	2,745	(3,735)	(990)
Fair value adjustment of embedded derivatives and other financial instruments	5,217	225	5,442
Net income attributable to noncontrolling interests, net of cash distributions	1,018	(255)	763
Other expenses (a)	1,034	974	2,008
Non-cash expenses (b)	1,243	95	1,338
Sale-lease back adjustments (c)	(315)	—	(315)
Acquisition-related costs (d)	1,070	(1)	1,069
Litigation matters (e)	16,579	(1)	16,578

Adjusted EBITDA (1)	$51,099	$(4,858)	$46,241

Adjusted EBITDA as a percentage of total revenues	17.9%	-1.3%	16.6%

(1) Adjusted EBITDA, as defined in our Credit Agreement, dated as of April 30, 2015, is calculated as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle/closed radiation therapy treatment facilities.

(a) Other expenses include management fees accrued to our sponsor, Vestar Capital Partners, loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement. Expenses related to the costs associated with the Company’s tradename and rebranding initiatives and expenses associated with idle/closed radiation therapy facilities, costs associated with the CMS Medicare freeze and costs associated with the restatement process.

(b) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(c) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(d) Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(e) Litigation matters relate to loss contingency reserves related to the Medicare investigative matters and costs associated with the termination of physicians.

We believe the Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies as these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Restated Total Revenue and Adjusted EBITDA to Prior Reported

	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2015		2015
(in thousands):	Prior Reported	Adjustments	Restated

Total revenues	$278,483	$(2,850)	$275,633

Net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder	$(15,242)	$(1,425)	$(16,667)
Income tax expense	2,690	(757)	1,933
Interest expense, net	25,687	—	25,687
Depreciation and amortization	22,569	(437)	22,132
Fair value adjustment of earn-out liabilities	460	—	460
Fair value adjustment of embedded derivatives and other financial instruments	1,342	351	1,693
Net income attributable to noncontrolling interests, net of cash distributions	1,344	(49)	1,295
Other expenses (a)	967	970	1,937
Non-cash expenses (b)	1,065	(54)	1,011
Sale-lease back adjustments (c)	(449)	—	(449)
Acquisition-related costs (d)	1,310	—	1,310
Litigation matters (e)	1,941	—	1,941

Adjusted EBITDA (1)	$43,684	$(1,401)	$42,283

Adjusted EBITDA as a percentage of total revenues	15.7%	-0.3%	15.3%

(1) Adjusted EBITDA, as defined in our Credit Agreement, dated as of April 30, 2015, is calculated as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle/closed radiation therapy treatment facilities.

(a) Other expenses include management fees accrued to our sponsor, Vestar Capital Partners, loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement. Expenses related to the costs associated with the Company’s tradename and rebranding initiatives and expenses associated with idle/closed radiation therapy facilities, costs associated with the CMS Medicare freeze and costs associated with the restatement process.

(b) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(c) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(d) Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(e) Litigation matters relate to loss contingency reserves related to the Medicare investigative matters and costs associated with the termination of physicians.

We believe the Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies as these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Restated Total Revenue and Adjusted EBITDA to Prior Reported

	Three Months Ended		Three Months Ended
	December 31,		December 31,
	2014		2014
(in thousands):	Prior Reported	Adjustments	Restated

Total revenues	$269,261	$(2,674)	$266,587

Net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder	$(24,168)	$(4,173)	$(28,341)
Income tax expense	946	(868)	78
Interest expense, net	25,620	—	25,620
Depreciation and amortization	21,429	(32)	21,397
Fair value adjustment of earn-out liabilities	1,015	—	1,015
Fair value adjustment of embedded derivatives and other financial instruments	837	—	837
Net income attributable to noncontrolling interests, net of cash distributions	(109)	(1,364)	(1,473)
Other expenses (a)	4,035	1	4,036
Non-cash expenses (b)	1,085	63	1,148
Sale-lease back adjustments (c)	(441)	—	(441)
Acquisition-related costs (d)	2,261	—	2,261
Litigation matters (e)	2,108	—	2,108
Expenses associated with note-holder negotiations and management of liquidity (f)	2,482	—	2,482
Adjusted EBITDA (1)	$37,100	$(6,373)	$30,727

Adjusted EBITDA as a percentage of total revenues	13.8%	-2.3%	11.5%

(1) Adjusted EBITDA, as defined in our Credit Agreement, dated as of April 30, 2015, is calculated as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle/closed radiation therapy treatment facilities.

(a) Other expenses include management fees accrued to our sponsor, Vestar Capital Partners, loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement. Expenses related to the costs associated with the Company’s tradename and rebranding initiatives and expenses associated with idle/closed radiation therapy facilities, costs associated with the CMS Medicare freeze and costs associated with the restatement process.

(b) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(c) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(d) Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(e) Litigation matters relate to loss contingency reserves related to the Medicare investigative matters and costs associated with the termination of physicians.

(f) Expenses associated with negotiating with note-holders, recapitalization support agreement and legal and consulting fees associated with management of liquidity.

We believe the Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies as these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Restated Total Revenue and Adjusted EBITDA to Prior Reported

(in thousands):	Three Months Ended September 30, 2014 Prior Reported	Adjustments	Three Months Ended September 30, 2014 Restated

Total revenues	$257,618	$(1,599)	$256,019

Net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder	$(87,377)	$(506)	$(87,883)
Income tax expense	1,173	(645)	528
Interest expense, net	30,233	—	30,233
Depreciation and amortization	22,388	(30)	22,358
Impairment loss	47,526	—	47,526
Early extinguishment of debt	8,558	—	8,558
Equity initial public offering expenses	742	(742)	—
Fair value adjustment of earn-out liabilities	209	—	209
Net income attributable to noncontrolling interests, net of cash distributions	(365)	(21)	(386)
Other expenses (a)	4,090	—	4,090
Non-cash expenses (b)	1,120	—	1,120
Sale-lease back adjustments (c)	(331)	—	(331)
Acquisition-related costs (d)	1,371	(120)	1,251
Litigation matters (e)	1,097	—	1,097
Expenses associated with note-holder negotiations and management of liquidity (f)	9,258	121	9,379
Adjusted EBITDA (1)	$39,692	$(1,943)	$37,749

Adjusted EBITDA as a percentage of total revenues	15.4%	-0.7%	14.7%

(1) Adjusted EBITDA, as defined in our Credit Agreement, dated as of April 30, 2015, is calculated as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle/closed radiation therapy treatment facilities.

(a) Other expenses include management fees accrued to our sponsor, Vestar Capital Partners, loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement. Expenses related to the costs associated with the Company’s tradename and rebranding initiatives and expenses associated with idle/closed radiation therapy facilities, costs associated with the CMS Medicare freeze and costs associated with the restatement process.

(b) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(c) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(d) Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(e) Litigation matters relate to loss contingency reserves related to the Medicare investigative matters and costs associated with the termination of physicians.

(f) Expenses associated with negotiating with note-holders, recapitalization support agreement and legal and consulting fees associated with management of liquidity.

We believe the Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies as these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements. Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Restated Total Revenue and Adjusted EBITDA to Prior Reported

(in thousands):	Three Months Ended June 30, 2014 Prior Reported	Adjustments	Three Months Ended June 30, 2014 Restated

Total revenues	$265,898	$(2,660)	$263,238

Net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder	$(207,524)	$(2,714)	$(210,238)
Income tax expense	934	(839)	95
Interest expense, net	29,899	—	29,899
Depreciation and amortization	22,162	(28)	22,134
Impairment loss	182,000	—	182,000
Equity initial public offering expenses	4,163	742	4,905
Fair value adjustment of earn-out liabilities	204	—	204
Net income attributable to noncontrolling interests, net of cash distributions	2,014	(45)	1,969
Other expenses (a)	3,659	(1)	3,658
Non-cash expenses (b)	1,248	(1)	1,247
Sale-lease back adjustments (c)	(329)	1	(328)
Acquisition-related costs (d)	4,213	—	4,213
Litigation matters (e)	2,568	—	2,568
Adjusted EBITDA	$45,211	$(2,885)	$42,326

Adjusted EBITDA as a percentage of total revenues	17.0%	-0.9%	16.1%

(1) Adjusted EBITDA, as defined in our Credit Agreement, dated as of April 30, 2015, is calculated as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle/closed radiation therapy treatment facilities.

(a) Other expenses include management fees accrued to our sponsor, Vestar Capital Partners, loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement. Expenses related to the costs associated with the Company’s tradename and rebranding initiatives and expenses associated with idle/closed radiation therapy facilities, costs associated with the CMS Medicare freeze and costs associated with the restatement process.

(b) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(c) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(d) Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(e) Litigation matters relate to loss contingency reserves related to the Medicare investigative matters and costs associated with the termination of physicians.

We believe the Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies as these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements. Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Restated Total Pro-forma Revenue and Pro-forma Adjusted EBITDA to Prior Reported

(in thousands):	Three Months Ended March 31, 2014 Prior Reported	Adjustments	Three Months Ended March 31, 2014 Restated

Total revenues	$233,397	$(1,059)	$232,338
Pro-forma full period effect of acquisitions	8,819	—	8,819
Total pro-forma revenues	$242,216	$(1,059)	$241,157

Net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder	$(30,181)	$(648)	$(30,829)
Income tax expense	2,106	(488)	1,618
Interest expense, net	27,527	—	27,527
Depreciation and amortization	20,722	(28)	20,694
Loss on sale leaseback transaction	135	—	135
Fair value adjustment of earn-out liabilities	199	—	199
Gain on foreign currency derivative contracts	(4)	—	(4)
Net income attributable to noncontrolling interests, net of cash distributions	891	(5)	886
Other expenses (b)	3,541	(1)	3,540
Non-cash expenses (c)	723	—	723
Sale-lease back adjustments (d)	(303)	—	(303)
Acquisition-related costs (e)	4,491	—	4,491
Litigation matters (f)	757	—	757
Pro-Forma full period effect of acquisition EBITDA (a)	742	—	742

Pro-Forma Adjusted EBITDA (1)	$31,346	$(1,170)	$30,176

Pro-Forma Adjusted EBITDA as a percentage of total pro-forma revenues	12.9%	-0.4%	12.5%

(1) Pro-Forma Adjusted EBITDA, as defined in our Credit Agreement, dated as of April 30, 2015, is calculated as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle/closed radiation therapy treatment facilities.

(a) Pro-forma amounts related to adjustments to total revenues and Pro-forma Adjusted EBITDA to reflect the full period effect of our acquisitions and Value Added Services contracts completed during 2014. The adjustments reflect the impact to our total revenues and Pro-forma Adjusted EBITDA as if the acquisitions and Value Added Services contracts had occurred at the beginning of the year.

(b) Other expenses include management fees accrued to our sponsor, Vestar Capital Partners, loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement. Expenses related to the costs associated with the Company’s tradename and rebranding initiatives and expenses associated with idle/closed radiation therapy facilities, costs associated with the CMS Medicare freeze and costs associated with the restatement process.

(c) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(d) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(e) Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(f) Litigation matters relate to loss contingency reserves related to the Medicare investigative matters and costs associated with the termination of physicians.

We believe the Pro-Forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies as these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements. Pro-Forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Pro-Forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-Forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-Forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

Additional Supplemental Key Operating Statistics

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended
	September 30,		%
	2015	2014	Change
Operating Metrics
Number of operating days	64	64	0.0%

Domestic
Radiation oncology treatment plans (total) (1)	8,832	8,479	4.2%

Radiation oncology treatments per day (total)	3,124	3,135	-0.3%

Net patient service revenue per radiation oncology treatment (total)	$754	$768	-1.8%

Radiation oncology treatment plans (same market) (1),(2)	8,442	8,479	-0.4%

Radiation oncology treatments per day (same market) (2)	2,983	3,126	-4.6%

Net patient service revenue per radiation oncology treatment (same market) (2)	$757	$760	-0.3%

International
Total number of open cases	4,907	4,480	9.5%

Revenue per radiation oncology case	$6,421	$5,306	21.0%

	Three Months Ended
	September 30,		%
	2015	2014	Change
Revenue Details
Net patient service revenue per Consolidated Statements of Operations and Comprehensive Loss	$243,768	$236,581
Less net patient service revenue ICC	(79,292)	(79,278)
Less net patient service revenue professional services	(1,820)	(1,950)
Plus net patient service revenue unconsolidated MSAs (3)	19,653	22,551
Less international net patient service revenue	(31,508)	(23,770)

Domestic freestanding net patient service revenue	$150,801	$154,134	-2.2%

	September 30,
	2015	2014
Center Details
Radiation therapy centers - freestanding (domestic)	134	132
Radiation therapy centers - freestanding (international)	36	35
Radiation therapy centers - professional / other	12	11

Total radiation therapy centers	182	178

(1)    Total radiation oncology treatment plans represent the number of prescriptions issued by the physicians to start the treatment process.

(2)    Same market is defined as markets that have been open in excess of 12 months. This includes in-market acquisitions and conversion of existing professional only relationships to freestanding.

(3)    Medical services agreement

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended
	June 30,		%
	2015	2014	Change
Operating Metrics
Number of operating days	64	64	0.0%

Domestic
Radiation oncology treatment plans (total) (1)	9,297	8,742	6.3%

Radiation oncology treatments per day (total)	3,296	3,175	3.8%

Net patient service revenue per radiation oncology treatment (total)	$758	$780	-2.8%

Radiation oncology treatment plans (same market) (1),(2)	8,913	8,734	2.0%

Radiation oncology treatments per day (same market) (2)	3,153	3,168	-0.5%

Net patient service revenue per radiation oncology treatment (same market) (2)	$768	$769	-0.2%

International
Total number of open cases	4,626	4,600	0.6%

Revenue per radiation oncology case	$6,248	$4,707	32.7%

	Three Months Ended
	June 30,		%
	2015	2014	Change
Revenue Details
Net patient service revenue per Consolidated Statements of Operations and Comprehensive Loss	$257,854	$243,149
Less net patient service revenue ICC	(86,893)	(83,022)
Less net patient service revenue professional services	(2,416)	(2,193)
Plus net patient service revenue unconsolidated MSAs (3)	20,294	22,145
Less international net patient service revenue	(28,905)	(21,653)

Domestic freestanding net patient service revenue	$159,934	$158,426	1.0%

	June 30,
	2015	2014
Center Details
Radiation therapy centers - freestanding (domestic)	136	133
Radiation therapy centers - freestanding (international)	35	35
Radiation therapy centers - professional / other	12	12

Total radiation therapy centers	183	180

(1)    Total radiation oncology treatment plans represent the number of prescriptions issued by the physicians to start the treatment process.

(2)    Same market is defined as markets that have been open in excess of 12 months. This includes in-market acquisitions and conversion of existing professional only relationships to freestanding.

(3)    Medical services agreement

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended
	March 31,		%
	2015	2014	Change
Operating Metrics
Number of operating days	63	63	0.0%

Domestic
Radiation oncology treatment plans (total) (1)	9,352	8,261	13.2%

Radiation oncology treatments per day (total)	3,378	3,017	12.0%

Net patient service revenue per radiation oncology treatment (total)	$739	$753	-1.8%

Radiation oncology treatment plans (same market) (1),(2)	8,113	7,914	2.5%

Radiation oncology treatments per day (same market) (2)	2,893	2,869	0.8%

Net patient service revenue per radiation oncology treatment (same market) (2)	$744	$758	-1.9%

International
Total number of open cases	4,501	4,281	5.1%

Revenue per radiation oncology case	$6,003	$4,595	30.6%

	Three Months Ended
	March 31,		%
	2015	2014	Change
Revenue Details
Net patient service revenue per Consolidated Statements of Operations and Comprehensive Loss	$254,255	$212,796
Less net patient service revenue ICC	(89,469)	(69,712)
Less net patient service revenue professional services	(1,944)	(1,917)
Plus net patient service revenue unconsolidated MSAs (3)	21,504	21,639
Less international net patient service revenue	(27,020)	(19,672)

Domestic freestanding net patient service revenue	$157,326	$143,134	9.9%

	March 31,
	2015	2014
Center Details
Radiation therapy centers - freestanding (domestic)	136	138
Radiation therapy centers - freestanding (international)	35	35
Radiation therapy centers - professional / other	11	12

Total radiation therapy centers	182	185

(1)    Total radiation oncology treatment plans represent the number of prescriptions issued by the physicians to start the treatment process.

(2)    Same market is defined as markets that have been open in excess of 12 months. This includes in-market acquisitions and conversion of existing professional only relationships to freestanding.

(3)    Medical services agreement